Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

NINTH AMENDMENT

Manufacturing and Supply Agreement between
W. R. Grace & Co.-Conn. and ChromaDex, Inc.

This Ninth Amendment (the “Ninth Amendment") to that certain Manufacturing and Supply Agreement dated as of January 1, 2016 (the “Supply Agreement”) is made and effective as of November 2, 2023 (the "Ninth Amendment Effective Date") by and between W. R. Grace & Co.-Conn. ("GRACE") and ChromaDex, Inc. ("ChromaDex").

RECITALS

WHEREAS, GRACE and ChromaDex entered into the Supply Agreement, a First Amendment to the Supply Agreement effective February 27, 2017, a Second Amendment to the Supply Agreement effective January 1, 2018, a Third Amendment to the Supply Agreement effective January 1, 2019, a Fourth Amendment to the Supply Agreement effective April 15 , 2019, a Fifth Amendment to the Supply Agreement effective January 1, 2020, a Sixth Amendment to the Supply Agreement effective September 17, 2020, a Seventh Amendment to the Supply Agreement effective August 2, 2021, and an Eighth Amendment to the Supply Agreement effective December 14, 2022 (the “Eighth Amendment,” and collectively with the Supply Agreement and all other amendments, the “Amended Supply Agreement”), whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE the Product (as defined in the Amended Supply Agreement and Appendix 1 of that certain quality agreement between the Parties describing the Product, with the most recent, superseding, and effective quality agreement dated January 16, 2023 (the “Quality Agreement”));

WHEREAS, GRACE and ChromaDex now desire to further revise and amend the Amended Supply Agreement as set forth herein. Unless specifically modified in this Ninth Amendment, all other provisions of the Amended Supply Agreement shall remain unchanged.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual obligations contained herein, the parties hereto agree as follows:

I.Term
Section 3(a) of the Amended Supply Agreement shall be deleted in its entirety and replaced with the following:

“Term. The initial term of the Agreement shall commence on the Effective Date and shall continue until December 31, 2024 (the “Initial Term”). The Parties may elect to renew the Initial Term upon their advance written mutual approval, such approval not to be unreasonably withheld, delayed, and/or conditioned, each such renewal being a “Renewal Term.” The Initial Term and any Renewal Term(s) are collectively the “Term.”

II.Purchase Obligations
The following language shall be added at the end of the first paragraph of Section 4 of the Amended Supply Agreement:

"Notwithstanding any other terms of the Agreement or the Amendments thereto to the contrary, ChromaDex shall purchase [...***...] of Product for the period commencing January 1, 2024 and ending on December 31, 2024 (the "Minimum Purchase Obligation"). GRACE shall make commercially reasonable efforts to have the capacity to manufacture and supply ChromaDex with [...***...] of Product during the period January 1, 2024 through December 31, 2024. For avoidance of doubt, ChromaDex's obligations with respect to its rolling and binding forecasts are not altered by the Minimum Purchase Obligations."

III.Purchase Price
Notwithstanding any terms of the Amended Supply Agreement to the contrary, the Purchase Price of the Product shall be amended as follows and Exhibit B of the Amended Supply Agreement and Paragraph III (Purchase Price) of the Eight Amendment shall be deleted and replaced with the following:

“Commencing as of the Ninth Amendment Effective Date and continuing through December 31, 2024, the Purchase Price of the Product shall be as follows:

[...***...] per [...***...].”

Except as amended hereby, all other terms and conditions of the Amended Supply Agreement and all other Amendments shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Amended Supply Agreement. This Ninth Amendment shall become effective as of the Ninth Amendment Effective Date.

IN WITNESS THEREOF, the authorized representatives of the Parties have executed this Ninth Amendment to the Amended Supply Agreement effective as of the Ninth Amendment Effective Date.

[Signatures on Following Page]

	ChromaDex, Inc.		W.R. Grace & Co. - Conn

By:	/s/ Robert Fried	By:	/s/ Edwin Sparks

Name:	Robert Fried	Name:	Edwin Sparks

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	November 6, 2023	Date:	November 3, 2023